As filed with the Securities and Exchange Commission on May 1, 2013

Registration No. 333-187808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MATADOR RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Texas	27-4662601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	Joseph Wm. Foran Chairman, President and Chief Executive Officer Matador Resources Company 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Janice V. Sharry

W. Bruce Newsome

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Each of the following subsidiaries, and each other subsidiary of Matador Resources Company, that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant:

Exact Name as Specified in Charter	Jurisdiction of Organization	IRS Employer Identification Number
Longwood Gathering and Disposal Systems, LP	Texas	20-5668690
Longwood Gathering and Disposal Systems GP, Inc.	Texas	20-5668672
Matador Production Company	Texas	75-3131373
MRC Energy Company	Texas	36-4535752
MRC Permian Company	Texas	20-4090232
MRC Rockies Company	Texas	26-4001290

The address, including zip code, of each co-registrant is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and the telephone number, including area code, is (972) 371-5200. The name and address, including zip code, of the agent for service of process for each of the co-registrants is the same as for Matador Resources Company.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2013

PRELIMINARY PROSPECTUS

$300,000,000

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

GUARANTEES OF DEBT SECURITIES

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

The aggregate initial offering price of the securities that we will offer will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the New York Stock Exchange under the symbol “MTDR.” The closing sales price for our common stock on April 30, 2013 was $9.87 per share.

You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement, including the “Risk Factors” section, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT MATADOR RESOURCES COMPANY

Introduction

Matador Resources Company (together with its direct and indirect subsidiaries, “Matador,” “we,” “us,” or the “Company”) is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Our current operations are focused primarily on the oil and liquids rich portion of the Eagle Ford shale play in South Texas and in the Haynesville shale play in Northwest Louisiana. In 2012, more than 90% of our total capital expenditures of $334.6 million were directed to our operations in South Texas, primarily in the Eagle Ford shale, as we sought to transition to a more balanced commodity portfolio through the drilling of wells that were prospective for oil and liquids. For the year ended December 31, 2012, approximately 37% of our total production by volume (using a conversion ratio of one Bbl of oil per six Mcf of natural gas) and 79% of our total oil and natural gas revenues were attributable to oil production, primarily from the Eagle Ford shale. In 2013, we expect that approximately 82% of our estimated capital expenditures of $310.0 million will be directed to increasing our oil production and oil reserves in South Texas, primarily in the Eagle Ford shale play. Although we did not drill any operated Haynesville shale natural gas wells during 2012, we directed approximately 3% of our capital expenditures to the Haynesville shale in 2012 to participate in several non-operated wells. In addition to these primary operating areas, we have a growing acreage position in Southeast New Mexico and West Texas where we plan to drill three exploratory wells to test the Wolfcamp and Bone Spring plays during 2013. We also have a large exploratory leasehold position in Southwest Wyoming and adjacent areas in Utah and Idaho where we are testing the Meade Peak shale.

We are a Texas corporation founded in July 2003 by Joseph Wm. Foran, our Chairman, President and CEO. Mr. Foran began his career as an oil and natural gas independent in 1983 when he founded Foran Oil Company with $270,000 in contributed capital from 17 friends and family members. Foran Oil Company was later contributed to Matador Petroleum Corporation upon its formation by Mr. Foran in 1988. Mr. Foran served as Chairman and Chief Executive Officer of that company from its inception until it was sold in June 2003 to Tom Brown, Inc., in an all cash transaction for an enterprise value of approximately $388.5 million. On February 7, 2012, we completed our initial public offering of 14,883,334 shares of common stock at $12.00 per share, including shares sold pursuant to the partial exercise of the underwriters’ over-allotment option on March 7, 2012.

Our executive offices are located at 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and our telephone number is (972) 371-5200.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition, results of operations and cash flows could be adversely affected. In that case, the trading price of our common stock, preferred stock, warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Matador Resources Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Matador Resources Company has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Matador Resources Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our website at http://www.matadorresources.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on March 14, 2013 (only with respect to Items 1.01 and 2.03) and on April 15, 2013 (only with respect to Item 5.02); and

•	Description of our share capital contained in our Form 8-A filed with the SEC on January 27, 2012.

All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Matador Resources Company

Attention: Corporate Secretary

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation. Additionally, forward-looking statements may be made orally or in press releases, conferences, reports, on our website or otherwise, in the future, by us or on our behalf. Such statements are generally identifiable by the terminology used such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “potential,” “predict,” “project,” “should” or other similar words.

By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors that may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: changes in oil or natural gas prices, the success of our drilling program, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business, and the other factors discussed below and elsewhere in this prospectus and in other documents that we file with or furnish to the SEC, all of which are difficult to predict. Forward-looking statements may include statements about:

•	our business strategy;

•	our reserves;

•	our technology;

•	our cash flows and liquidity;

•	our financial strategy, budget, projections and operating results;

•	our oil and natural gas realized prices;

•	the timing and amount of future production of oil and natural gas;

•	the availability of drilling and production equipment;

•	the availability of oil field labor;

•	the amount, nature and timing of capital expenditures, including future exploration and development costs;

•	the availability and terms of capital;

•	our drilling of wells;

•	government regulation and taxation of the oil and natural gas industry;

•	our marketing of oil and natural gas;

•	our exploitation projects or property acquisitions;

•	our costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	the effectiveness of our risk management and hedging activities;

•	environmental liabilities;

•	counterparty credit risk;

•	developments in oil-producing and natural gas-producing countries;

•	our future operating results;

•	estimated future reserves and the present value thereof; and

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity, achievements or financial condition.

You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We do not intend to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the following:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; or

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,
	2012		2011		2010	2009		2008
Ratio of earnings to fixed charges	(a	)	(b	)	180.0	(c	)	2,604.0

(a)	During the period noted, our coverage ratio was less than 1:1. We would have needed to generate additional earnings of approximately $36.1 million during the year ended December 31, 2012 to achieve a coverage ratio of 1:1.
(b)	During the period noted, our coverage ratio was less than 1:1. We would have needed to generate additional earnings of approximately $17.1 million during the year ended December 31, 2011 to achieve a coverage ratio of 1:1.
(c)	During the period noted, our coverage ratio was less than 1:1. We would have needed to generate additional earnings of approximately $24.4 million during the year ended December 31, 2009 to achieve a coverage ratio of 1:1.

For purposes of calculating the ratio of earnings to fixed charges:

•	“earnings” consist of income (loss) before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized; and

•	“fixed charges” consist of interest expense (gross of interest income), capitalized interest, amortization of deferred loan costs and the estimated interest component of rental expense.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement (a “senior indenture”). We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement (a “subordinated indenture”). We refer to the senior indentures and the subordinated indentures collectively as the “indentures.” In this description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to the Company mean Matador Resources Company only.

The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of the Company’s unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the Company’s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

Provisions Applicable to Each Indenture

General. The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that the Company may issue. The Company may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The Company conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantial operating income and cash flow. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet the debt service obligations of the Company. Contractual provisions or laws, as well as the subsidiaries’ financial conditions and operating requirements, may limit the ability of the Company to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of the Company on their assets and earnings.

If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations. See “—Subsidiary Guarantees.”

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of the Company or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

The Company may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the Company sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the Company sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subsidiary Guarantees. If specified in the prospectus supplement, the Company’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of the Company’s subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the Company’s subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of the Company’s future subsidiaries and is designated as subordinate to the Company’s senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of the Company’s senior debt. See “Provisions Applicable Solely to Subordinated Debt Securities—Subordination.”

As of April 30, 2013, the Company’s subsidiaries are directly or indirectly 100% owned by the Company. Any guarantees by the Company’s subsidiaries will be full and unconditional (except for customary release provisions). The Company has no assets or obligations independent of the subsidiaries, and there are no significant restrictions upon the ability of the subsidiaries to distribute funds to the Company. In the event that more than one of the subsidiaries provides guarantees of any debt securities issued by the Company, such guarantees will constitute joint and several obligations.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger between the Company and another entity. They also permit the Company to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. The Company has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any U.S. jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which the Company is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving the Company, the resulting entity or transferee will be substituted for the Company under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, the Company will be released from the applicable indenture if the resulting transferee is substituted for the Company in accordance with the foregoing.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series unless we inform you otherwise in the applicable prospectus supplement. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. Unless we inform you otherwise in the applicable prospectus supplement, if any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

Unless we inform you otherwise in the applicable prospectus supplement, a holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, and subject to the terms of the applicable prospectus supplement, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•

with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•

with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require the Company to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the obligations under the indenture of the Company by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;

•	to provide any security for, or to add any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights the Company has under that indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of any debt security;

•

to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

Unless we inform you otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the Company’s obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	The Company will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or

•

The Company will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of the Company to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Form, Exchange, Registration and Transfer. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent the Company designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the Company initially designates, the Company may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Company is required to maintain an office or agency for transfers and exchanges in each place of payment. The Company may at any time designate additional transfer agents for any series of debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, in the case of any redemption, the Company will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices. Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities. The Company will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to the Company and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and the Company may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.

Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, the Company may not make any payment of principal or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the Company’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the applicable prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that the Company may incur. As a result of the subordination of the subordinated debt securities, if the Company becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of the Company, unless the debt states that it is not senior to any subordinated debt securities or other junior debt of the Company. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. At April 30, 2013, we had 55,846,340 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Holders of all of our common stock will be entitled to receive their pro rata shares of dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including the election of directors. No share of common stock has any cumulative voting or preemptive rights or is redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. No series of preferred stock has been designated and established by our board of directors. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, preferred stock the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could make more difficult the acquisition of Matador by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Matador to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have a class of voting shares registered under the Exchange Act, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•

the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•

a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Action by Consent

Our bylaws and Texas law provide that any action that can be taken at any special or annual meeting of shareholders may be taken by unanimous written consent of all shareholders entitled to vote.

Certain Charter and Bylaw Provisions

Our certificate of formation and bylaws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue preferred stock without shareholder approval;

•	a classified board of directors so that not all members of our board of directors are elected at one time;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those owning at least 25% of our outstanding shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of the Company and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Listing

Our common stock is listed on the NYSE under the symbol “MTDR.”

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas, our outside legal counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Matador Resources Company and its subsidiaries as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The estimates of proved reserves and future net revenue of Matador Resources Company at December 31, 2012, 2011 and 2010 have been audited by Netherland, Sewell & Associates, Inc., independent reservoir engineers, and such audit reports are incorporated by reference in this prospectus.

$300,000,000

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

GUARANTEES OF DEBT SECURITIES

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Matador in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$40,920
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Fees and expenses of trustee and counsel		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Matador Resources Company and all of its corporate subsidiaries are incorporated in Texas, and Matador’s limited partnership subsidiary is a Texas limited partnership. Matador and each of its subsidiaries are governed by the Texas Business Organizations Code (“TBOC”). Chapter 8 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be named in a legal proceeding by virtue of such person’s position in the corporation if it is determined that such person: (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest or, in other cases, that his conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful, in defending on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. The TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Matador Resources Company

Our amended and restated certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of Matador under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ insurance to cover our directors, officers and employees for certain liabilities.

We have entered into indemnification agreements with each of our directors and officers. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of Matador and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Longwood Gathering and Disposal Systems, LP

Section 8.003 of the TBOC provides that the governing documents of a limited partnership may adopt the general statutory indemnification provisions of Chapter 8 of the TBOC or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

Section 7.9 of the limited partnership agreement (the “Longwood LP Agreement”) of Longwood Gathering and Disposal Systems, LP (“Longwood LP” or the “Partnership”) provides that Longwood LP will indemnify its general partner, its affiliates and the respective officers, directors, managers, partners, members, employees and agents of each, to the fullest extent permitted by applicable Texas law from and against all losses, costs, liabilities, damages and expenses, including costs of lawsuits and attorney’s fees, incurred by any of them in connection with the conduct of Longwood LP’s affairs or the performance of the general partner’s responsibilities. However, the Partnership will not indemnify any party for an act that constitutes bad faith, gross negligence or willful misconduct. The Longwood LP Agreement provides that the Partnership will advance the expenses associated with the defense of any related action; however, the satisfaction of any indemnification obligation will be from and limited to the Partnership’s assets.

Matador has obtained directors’ and officers’ insurance that covers Longwood LP’s officers and employees for certain liabilities.

Longwood Gathering and Disposal Systems GP, Inc.

The certificate of formation (the “Longwood GP Certificate”) of Longwood Gathering and Disposal Systems GP, Inc. (“Longwood GP”) provides that Longwood GP may indemnify its directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors shall deem necessary or appropriate in its sole discretion on behalf of Longwood GP’s directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers Longwood GP’s directors, officers, employees and agents for certain liabilities.

Matador Production Company

The amended and restated certificate of formation (the “MPC Certificate”) of Matador Production Company (“MPC”) provides that MPC may indemnify its directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors shall deem necessary or appropriate in its sole discretion on behalf of MPC’s directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers MPC’s directors, officers, employees and agents for certain liabilities.

MRC Energy Company

The second amended and restated certificate of formation (the “Energy Certificate”) of MRC Energy Company (“Energy”) provides that Energy may indemnify its directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors shall deem necessary or appropriate in its sole discretion on behalf of Energy’s directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers Energy’s directors, officers, employees and agents for certain liabilities.

MRC Permian Company

The certificate of formation (the “Permian Certificate”) of MRC Permian Company (“Permian”) provides that Permian may indemnify its directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors shall deem necessary or appropriate in its sole discretion on behalf of Permian’s directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers Permian’s directors, officers, employees and agents for certain liabilities.

MRC Rockies Company

The certificate of formation (the “Rockies Certificate”) of MRC Rockies Company (“Rockies”) provides that Rockies may indemnify its directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors shall deem necessary or appropriate in its sole discretion on behalf of Rockies’ directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers Rockies’ directors, officers, employees and agents for certain liabilities.

Item 16. Exhibits. †

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Matador Resources Company (now known as MRC Energy Company), Matador Holdco, Inc. (now known as Matador Resources Company) and Matador Merger Co., dated August 8, 2011 (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.1	Certificate of Merger between Matador Resources Company (now known as MRC Energy Company) and Matador Merger Co. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.2	Amended and Restated Certificate of Formation of Matador Resources Company (formerly known as Matador Holdco, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2012).

3.3	Amended and Restated Bylaws of Matador Resources Company (formerly known as Matador Holdco, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 13, 2012).

3.4**	Certificate of Formation of Longwood Gathering and Disposal Systems, LP (previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.5**	Limited Partnership Agreement of Longwood Gathering and Disposal Systems, LP (previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.6**	Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.7**	Certificate of Amendment to Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.8**	Bylaws of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.9**	Amended and Restated Certificate of Formation of Matador Production Company (previously filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.10**	Amended and Restated Bylaws of Matador Production Company (previously filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.11**	Second Amended and Restated Certificate of Formation of MRC Energy Company (formerly known as Matador Resources Company) (previously filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.12**	Second Amended and Restated Bylaws of MRC Energy Company (formerly known as Matador Resources Company) (previously filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

Exhibit Number	Description
3.13**	Certificate of Formation of MRC Permian Company (formerly known as MRC Drilling Company) (previously filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.14**	Certificate of Merger of Ranchito Operating Co., Inc. with and into MRC Permian Company (formerly known as MRC Drilling Company) (previously filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.15**	Bylaws of MRC Permian Company (previously filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.16**	Certificate of Formation of MRC Rockies Company (previously filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.17**	Bylaws of MRC Rockies Company (previously filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.1	Description of Common Stock (incorporated by reference to the Company’s Form 8-A filed on January 27, 2012 (Registration No. 333-176263)).

4.2**	Form of Indenture with respect to Senior Debt Securities (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.3**	Form of Indenture with respect to Subordinated Debt Securities (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on January 19, 2012).

5.1*	Opinion of Haynes and Boone, LLP.

12.1**	Statements of Computation of Ratio of Earnings to Fixed Charges (previously filed as Exhibit 12.1 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature pages of the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

24.2*	Power of Attorney (included as part of the signature page hereof).

*	Filed herewith.
**	Previously filed.
†	Matador will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, guarantees, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Matador as to certain tax matters relative to the securities offered hereby and Matador will file any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 1, 2013.

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 1, 2013

/s/ David E. Lancaster David E. Lancaster	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 1, 2013

/s/ Kathryn L. Wayne	Controller and Treasurer (Principal Accounting Officer)	May 1, 2013
Kathryn L. Wayne

*	Director	May 1, 2013
Stephen A. Holditch

*	Director	May 1, 2013
David M. Laney

*	Director	May 1, 2013
Gregory E. Mitchell

*	Director	May 1, 2013
Steven W. Ohnimus

*	Director	May 1, 2013
Michael C. Ryan

*	Director	May 1, 2013
Margaret B. Shannon

*By:	/s/ Joseph Wm. Foran	May 1, 2013
Joseph Wm. Foran Attorney-in-Fact

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of the Company in the capacity and on the date indicated.

The undersigned appoints Joseph Wm. Foran and David E. Lancaster, and each of them, any of whom may act without the joinder of the other, as his true and lawful agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Carlos M. Sepulveda, Jr.	Director	May 1, 2013
Carlos M. Sepulveda, Jr.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the following co-registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 1, 2013.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
MATADOR PRODUCTION COMPANY
MRC ENERGY COMPANY
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the co-registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	May 1, 2013

/s/ David E. Lancaster David E. Lancaster	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 1, 2013

/s/ Kathryn L. Wayne Kathryn L. Wayne	Controller and Treasurer (Principal Accounting Officer)	May 1, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the following co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 1, 2013.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., as general partner

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the co-registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director, President and Chief Executive Officer (Principal Executive Officer)	May 1, 2013

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2013

/s/ Kathryn L. Wayne Kathryn L. Wayne	Controller and Treasurer (Principal Accounting Officer)	May 1, 2013

EXHIBIT INDEX †

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Matador Resources Company (now known as MRC Energy Company), Matador Holdco, Inc. (now known as Matador Resources Company) and Matador Merger Co., dated August 8, 2011 (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.1	Certificate of Merger between Matador Resources Company (now known as MRC Energy Company) and Matador Merger Co. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.2	Amended and Restated Certificate of Formation of Matador Resources Company (formerly known as Matador Holdco, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2012).

3.3	Amended and Restated Bylaws of Matador Resources Company (formerly known as Matador Holdco, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 13, 2012).

3.4**	Certificate of Formation of Longwood Gathering and Disposal Systems, LP (previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.5**	Limited Partnership Agreement of Longwood Gathering and Disposal Systems, LP (previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.6**	Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.7**	Certificate of Amendment to Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.8**	Bylaws of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (previously filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.9**	Amended and Restated Certificate of Formation of Matador Production Company (previously filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.10**	Amended and Restated Bylaws of Matador Production Company (previously filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.11**	Second Amended and Restated Certificate of Formation of MRC Energy Company (formerly known as Matador Resources Company) (previously filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.12**	Second Amended and Restated Bylaws of MRC Energy Company (formerly known as Matador Resources Company) (previously filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

Exhibit Number	Description
3.13**	Certificate of Formation of MRC Permian Company (formerly known as MRC Drilling Company) (previously filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.14**	Certificate of Merger of Ranchito Operating Co., Inc. with and into MRC Permian Company (formerly known as MRC Drilling Company) (previously filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.15**	Bylaws of MRC Permian Company (previously filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.16**	Certificate of Formation of MRC Rockies Company (previously filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

3.17**	Bylaws of MRC Rockies Company (previously filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.1	Description of Common Stock (incorporated by reference to the Company’s Form 8-A filed on January 27, 2012 (Registration No. 333-176263)).

4.2**	Form of Indenture with respect to Senior Debt Securities (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.3**	Form of Indenture with respect to Subordinated Debt Securities (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on January 19, 2012).

5.1*	Opinion of Haynes and Boone, LLP.

12.1**	Statements of Computation of Ratio of Earnings to Fixed Charges (previously filed as Exhibit 12.1 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature pages of the Company’s Registration Statement on Form S-3 filed on April 9, 2013 and incorporated herein by reference).

24.2*	Power of Attorney (included as part of the signature page hereof).

*	Filed herewith.
**	Previously filed.
†	Matador will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, guarantees, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Matador as to certain tax matters relative to the securities offered hereby and Matador will file any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.